Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-28163) pertaining to the Caliber System, Inc. 401(k) Savings Plan (Amended and Restated) of our report dated June 13, 1997, with respect to the financial statements of the Caliber System, Inc. 401(k) Savings Plan (Amended and Restated) included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                              ERNST & YOUNG LLP

Akron, Ohio
June 25, 1998